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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 5, 2013

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

Resignation of Executive Chairman; Appointment of Chairman of the Board

     On March 5, 2013, the Board of Directors (the "Board") of Aehr Test Systems (the "Company") appointed Rhea J. Posedel as the Chairman of the Board, effective upon his resignation as the Company's Executive Chairman, which was tendered and accepted by the Board in connection with such appointment.

Compensatory Arrangements of Chairman of the Board

     In connection with the appointment of Mr. Posedel to his position as Chairman of the Board, the Board also approved an offer letter with Mr. Posedel (the "Posedel Offer Letter"), providing for a minimum of three (3) years of employment, which supersedes and replaces the offer letter dated January 3, 2012 between Mr. Posedel and the Company. Pursuant to the terms of the Posedel Offer Letter, Mr. Posedel's new annual base salary is $100,000, beginning effective as of February 1, 2013. In addition, Mr. Posedel is eligible for stock option grants pursuant to the Company's 2006 Equity Incentive Plan and participation in the Company's Employee Stock Ownership Plan and Employee Stock Purchase Plan, as determined from time to time by the Compensation Committee of the Board.

     The full text of the Posedel Offer Letter is attached to this Form 8-K as Exhibit 10.1. This description is qualified by reference to the actual text of such agreement.

Amended and Restated Change of Control Severance Agreement

     Additionally, in connection with Mr. Posedel's continuing service as Chairman of the Board in a non-executive capacity, the Board approved an Amended and Restated Change of Control Severance Agreement with Mr. Posedel (the "Posedel Severance Agreement"), which Posedel Severance Agreement supersedes and replaces the Amended and Restated Change of Control Severance Agreement dated January 3, 2012 previously entered into between Mr. Posedel and the Company. Pursuant to the Posedel Severance Agreement, if Mr. Posedel is terminated as a result of an Involuntary Termination (as defined in the Posedel Severance Agreement) prior to the expiration of his three (3) year term of employment, he shall be entitled to full vesting of all outstanding stock options as well as a lump sum payment equal to the balance of his base salary remaining for his three (3) year employment term. Further, if Mr. Posedel is terminated as a result of an Involuntary Termination within twelve
(12) months following a Change of Control (as defined in the Posedel Severance Agreement), Mr. Posedel is entitled to full vesting of all outstanding stock options as well as a lump sum payment equal to the greater of (a) the balance of his base salary remaining for his three (3) year employment term or (b) eighteen (18) months of his base salary.

     The full text of the Posedel Severance Agreement is attached to this Form 8-K as Exhibit 10.2. This description is qualified by reference to the actual text of such agreement.

Change in Annual Base Salaries for Certain Officers

     On March 5, 2013, the Board approved reductions to the annual base salaries of the Company's Chief Executive Officer and other named executive officers of the Company (the "Named Executive Officers"), which are in addition to the salary reductions instituted by the Board on January 31, 2012. The Board


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approved an aggregate reduction to the annual base salary of the Chief
Executive Officer of twenty percent (20%) and an aggregate reduction to the annual base salaries of the other Named Executive Officers by fifteen percent (15%), such changes to be effective March 4, 2013. All other forms of compensation paid to the Chief Executive Officer and other Named Executive Officers are unchanged from the rates disclosed in the Company's definitive proxy statement filed September 26, 2012.

ITEM 9.01.  Financial Statements and Exhibits.

        (d)  Exhibits.

             Exhibit No.    Description
             -----------    -----------
             10.1           Offer Letter dated March 5, 2013, between the
                            Company and Rhea Posedel.

             10.2 Amended and Restated Change of Control Severance Agreement dated March 5, 2013, between the Company and Rhea J. Posedel.



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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)
Date:  March 8, 2013
                                          By:   /S/ GARY L. LARSON
                                               -------------------------
                                               Gary L. Larson
                                               Vice President of Finance and
                                               Chief Financial Officer